Exhibit 10.2

FIRST LEASE AMENDMENT

This FIRST LEASE AMENDMENT (this “Amendment”) is entered into as of December 1, 2003, by and between OMNICELL, INC., a Delaware corporation (“Tenant”), and SHORELINE PARK, LLC, a Delaware limited liability company (“Landlord”), with reference to the following facts:

A.            Landlord and Tenant entered into that certain Lease, dated June 12, 2003 (the “Lease”), for the lease by Tenant of space at 1201 Charleston Road, Mountain View, California, as more particularly described in the Lease (the “Premises”). All capitalized terms referred to in this Amendment shall have the same meaning defined in the Lease, except where expressly defined to the contrary in this Amendment.

B.            Tenant and Landlord desire to amend the Lease upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Base Monthly Rent. Section K of the Summary in the Lease is hereby amended in its entirety as follows:

Months	Monthly Amount	Amount/RSF
1 – 17	-0-	-0-
18 – 29	$113,093.50	$1.30
30 – 41	$117,443.25	$1.35
42 – 53	$121,793.00	$1.40
54 – 65	$130,492.50	$1.50

In the event the actual rentable square footage of the Premises is more or less than 86,995, as determined in accordance with Paragraph 8 of Exhibit B to the Lease, the amount of the Base Monthly Rent will be adjusted accordingly.

If the Commencement Date is other than the first day of a calendar month, then Base Monthly Rent during the eighteenth calendar month of the Term shall be reduced, and no Base Monthly Rent shall be payable for the same number of days during the 18th calendar month as the number of days between the Commencement Date and the first day of the calendar month in which the Commencement Date occurs (so that, for example, If the Commencement date occurs on the 14th day of January, no Base Monthly Rent shall be payable during the next succeeding 17 calendar months plus the first 14 days of the 18th calendar month [June], with Base Monthly Rent becoming payable commencing June 15th).

2.             Lease Term. Section J of the Summary of the Lease is hereby amended to provide for an extension of the Lease Term to 65 calendar months (plus the partial month following the Commencement Date if such date is not the first day of a month).

3.             Consideration. In consideration for Landlord’s agreement to extend the Lease Term and enter into this Amendment, Tenant covenants and agrees to spend $473,594.00 towards the purchase of the furniture, fixtures and equipment for the Premises, Which will be part of the FF&E described in

Paragraph 7 of Exhibit B to the Lease. Landlord and Tenant will mutually determine whether the payment is to be made to Landlord for payment to the vendor or by Tenant directly to the provider of the FF&E. If payment is made to the provider of the FF&E, Tenant agrees to provide reasonable supporting documentation or such expenditure to Landlord. Landlord shall own the FF&E and Tenant shall have full use and enjoyment of the FF&E during the entire Term of this Lease, including any extensions thereof. Landlord shall be responsible for insuring the FF&E and for replacement or restoration of the FF&E in the event of any casualty, unless the Lease is terminated in accordance with the provisions of Section 11.2 or 11.3. Tenant shall be responsible for maintaining the FF&E and shall surrender the FF&E upon expiration or earlier termination of the Lease in the same condition received, normal wear and tear excepted.

4.             General Provisions.

4.1           Miscellaneous. Landlord and Tenant each agree to execute any and all documents and agreements reasonably requested by the other party to further evidence or effectuate this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns As amended hereby, the Lease shall remain in full force and effect. In case of any conflict between any term or provision of this Amendment and the Lease, the term or provision of this Amendment shall govern.

4.2           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. Any facsimile signature shall constitute a valid and binding method for a party to execute this Amendment.

4.3           Authority. Each party represents and warrants to the other that it is duly authorized to enter into this Amendment and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

LANDLORD:			TENANT:

SHORELINE PARK, LLC			OMNICELL, Inc.
a Delaware limited liability company			a Delaware corporation

By:	Divco West Group, LLC,		By:	/s/ Jeffrey West
	a Delaware limited liability company		Name:	Jeffrey West
	Its Agent		Title:	VP Finance

	By:	/s/ Scott L. Smithers	Dated:	12/1/03
	Name:	Scott L. Smithers
	Its:	Dir. of Develop.
	Dated:	12/1/03